EXHIBIT 10.1
DIRECTOR INDEMNIFICATION AGREEMENT
January 26, 2010
     This Director Indemnification Agreement (“Agreement”) is entered into effective as of the date first above written, by and between Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), and                     , a director of the Company (the “Director”).
Recitals
     A. The Director has been elected to serve as a director of the Company and the Company desires the Director to serve in such capacity.
     B. In addition to the indemnification to which the Director is entitled under the Third Amended and Restated Operating Agreement of the Company (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Operating Agreement”), the Company at its sole expense maintains insurance protecting its officers and directors against certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties (“D & O Insurance”).
     C. Neither the Operating Agreement nor the Delaware Limited Liability Company Act (the “Act”) limit the ability of the Company to enter into contracts between the Company and the members of its Board of Directors with respect to indemnification of such directors in addition to the indemnification provisions in the Operating Agreement.
Agreement
     In order to induce the Director to serve and continue to serve in the capacity as a director, in consideration of the Director’s valuable and effective services for the Company, the Company and the Director agree as follows:
     1. Service. Director will serve as a director of the Company at the will of the Company so long as the Director is duly elected and qualified in accordance with the Operating Agreement or until the Director resigns or is removed in accordance with applicable law and the Operating Agreement.
     2. Indemnity of Director. Subject to such standards and restrictions, if any as are set forth in the Operating Agreement, the Company shall hold harmless and indemnify Director to the full extent authorized or permitted by the provisions of the Act or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof. To the extent that a change in the Act (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under Act, it is the intent of the parties hereto that Director enjoy by this Agreement the greater benefits so afforded by such change to the extent not restricted by the Operating Agreement. No amendment, alteration or repeal of this Agreement or of any provision hereof or of the Operating Agreement or any provision thereof shall limit or restrict any right of Director under this Agreement or such other documents in respect of any action taken or omitted by Director in Director’s capacity as a director of the Company prior to such amendment, alteration or repeal.
     3. Maintenance of Insurance and Self Insurance.
     a. Subject only to the provisions of Section 3(b) hereof, so long as Director shall continue to serve as a director of the Company (or shall continue at the request of the Company to serve as a director of another corporation, limited liability company, partnership, joint venture, trust or other enterprise), and thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that Director was a director of the Company or served in any of said other capacities, the Company will purchase and maintain in effect for the benefit of Director one or more valid, binding and enforceable policies of D & O Insurance.
     b. The Company shall not be required to maintain said policies of D & O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of the Company, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.
     c. In the event the Company does not purchase and maintain in effect said policies of D & O Insurance pursuant to the provisions of Section 3(b) hereof, the Company shall hold harmless and indemnify Director to the full extent of the coverage which would otherwise have been provided for the benefit of Director pursuant to such D & O Insurance.
     4. Additional Indemnity. Subject only to the exclusions set forth in Section 5 hereof, and without limiting any right which Director may have now or in the future pursuant to the Act, the Operating Agreement, any other agreement, any resolution, any policy of insurance or otherwise, the Company hereby further agrees (in addition to its obligations in, and not limited by, Section 2) to hold harmless and indemnify Director against any and all expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Director (including all interest, assessments and other charges paid or payable in connection therewith) in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether by third parties or by or in the right of the Company to which Director at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is or was a director of the Company, or is or was serving or at any time serves at the request of the Company as a director of another corporation, limited liability company, partnership, joint venture, trust or other enterprise.
     5. Limitations on Additional Indemnity. No indemnity pursuant to Section 4 hereof shall be paid by the Company:
     a. for which and to the extent that payment is actually made to Director under a valid and collectible insurance policy maintained by the Company;
     b. for which and to the extent that Director is indemnified by the Company or receives a recovery from the Company otherwise than pursuant to Section 4;
     c. on account of any suit in which judgment is rendered against Director for an accounting of profits made from the purchase and sale by Director of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;
     d. with respect to acts or omissions which are not in good faith or which constitute intentional misconduct or a knowing violation of law;
     e. in respect of any proceeding initiated by Director against the Company or any director or officer unless (1) the Company has joined in or consented to the initiation of such proceedings or (2) the proceeding is for recovery of expenses related to the indemnification obligations set forth herein;
     f. with respect to any transaction from which Director derived an improper personal benefit; or
     g. if a final decision by a Court of competent jurisdiction in the matter shall determine that such indemnification is not lawful.
     6. Notification and Defense of Claim. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Director otherwise than under this Agreement or from any liability that is not directly related to the failure of Director promptly to so notify the Company. With respect to any such action, suit or proceeding as to which Director notifies the Company of the commencement thereof:
     a. The Company will be entitled to participate therein at its own expense;
     b. Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from the Company to Director of its election so to assume the defense thereof, the Company will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ the Director’s counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Company, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to continue the defense of any action, suit or proceeding properly brought by or on behalf of the Company or as to which Director shall have made the conclusion provided for in (ii) above; and
     c. The Company shall not be required to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director’s written consent. Neither the Company nor Director will unreasonably withhold its consent to any proposed settlement.
     7. Advance Payments.
     a. Director shall be entitled to receive advance payments in the amount of all costs, charges, and expenses, including attorney and other fees and expenses, actually and reasonably incurred or reasonably to be incurred by Director in defense of any action, suit or proceeding as described in Section 4 hereof (collectively, “Expenses”).
     b. Director agrees that Director will reimburse the Company for all reasonable Expenses paid or advanced by the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding against Director in the event and only to the extent that it ultimately shall be determined in a final non-appealable determination by a court of competent jurisdiction that Director is not entitled to be indemnified by the Company for such costs, charges and expenses under the provisions of this Agreement.
     c. The Company hereby acknowledges that Director may have certain rights to indemnification, advancement of expenses and insurance provided by other persons or entities with which Director is associated (collectively, the “Additional Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Director are primary and any obligation of the Additional Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Director and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Operating Agreement (or any other agreement between the Company and Director), without regard to any rights Director may have against the Additional Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Additional Indemnitors from any and all claims against the Additional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Additional Indemnitors on behalf of Director with respect to any claim for which Director has sought indemnification from the Company shall affect the foregoing and the Additional Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Director against the Company. The Company and Director agree that the Additional Indemnitors are express third party beneficiaries of the terms of this Section 7(c).
     8. Indemnification Request.
     a. Advancement.
     (i) Director shall, in order to request advanced payments according to Section 7 hereof, submit to the Board of Directors a sworn statement of request for advancement of expenses (the “Advancement Request”), stating that (i) the Director has incurred or will incur actual expenses in defending an action, suit, or proceeding as described in Section 4 hereof and (ii) the Director undertakes to repay such amount if it shall ultimately be determined in a final non-appealable determination by a court of competent jurisdiction that the Director is not entitled to be indemnified by the Company under this Agreement.
     (ii) Upon receipt of the Advancement Request, the Chairman of the Board, the President or any Vice President shall authorize immediate payment of the expenses stated in the Advancement Request within 10 calendar days, whereupon such payments shall immediately be made by the Company. No security shall be required in connection with any Advancement Request and it shall be accepted without reference to Director’s ability to make repayment.
     b. Indemnification.
     (i) Director, in order to request indemnification pursuant to Section 4 hereof, shall submit to the Board of Directors a sworn statement of request for indemnification (the “Indemnification Request”), stating that Director is entitled to indemnification under this Agreement. Such Indemnification Request shall contain a summary of the action, suit or proceeding and an itemized list of all payments made or to be made with respect to which indemnification is requested.
     (ii) The Board of Directors shall be deemed to have determined that Director is entitled to such indemnification unless, within 30 days after submission of the Indemnification Request, the Board of Directors shall have notified Director in writing that it has determined, by a majority vote of directors who were not parties to such action, suit or proceeding based upon clear and convincing evidence, that Director is not entitled to indemnification under this Agreement. The evidence shall be disclosed to Director in such notice which shall be sworn to by all directors who participated in the determination and voted to deny indemnification.
     (iii) In the event that (1) a majority vote according to Section 8(b)(ii) cannot be obtained or (2) there is a change in control of the Company (other than a change in control which has been approved by members of the Board of Directors who were directors prior to such change in control), the following procedure shall take place:
(A)	Director shall choose, subject to Company approval (which approval shall not be unreasonably withheld), counsel who has not performed any services for the Company or Director within the last five years and who is in good standing (“Independent Legal Counsel”).

(B)	Independent Legal Counsel shall then determine within (i) 30 days after submission of the Indemnification Request, or (ii) the Director’s acceptance to act as an Independent Legal Counsel, or (iii) such reasonable time as is required under the circumstances, whichever comes later, whether Director is entitled to indemnification under this Agreement. Indemnification may only be denied according to Section 5 hereof and only based upon clear and convincing evidence. In the case of a denial, Independent Legal Counsel shall submit to the Board of Directors and to Director within 10 days after the decision a written opinion disclosing the grounds and the evidence upon which such decision was based. The decision of Independent Legal Counsel shall be final.
     (iv) The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that Director’s conduct was such that indemnity is not available pursuant to Section 5.
     9. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Director is a director of the Company (including service at the request of the Company as a director of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter even though Director may have terminated his services as a director of the Company, so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Director was a director of the Company or serving in any other capacity referred to herein.
     10. Enforcement.
     a. The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on the Company hereby in order to induce Director to serve or continue to serve as a director of the Company and acknowledges that Director is relying upon this Agreement in continuing in such capacities.
     b. In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Director for all of Director’s reasonable fees and expenses in bringing and pursuing such action.
     11. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
     12. Governing Law; Binding Effect; Amendment and Termination.
     a. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     b. This Agreement shall be binding upon Director and upon the Company, its successors and assigns, and shall inure to the benefit of Director, the Director’s heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.
     c. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
     13. Miscellaneous. This Agreement shall supersede any other similar agreement with directors of the Company previously adopted by the Board of Directors and entered into by the Company; provided, however, that this Agreement shall be in addition to (and shall not supersede or replace) Section 1.5 of that certain Voting Agreement, dated as of August 28, 2009 by and among the Company, Hawkeye Energy Holdings, LLC, Ethanol Investment Partners, LLC and the directors of the Company signatory thereto.
[Remainder of Page Intentionally Left Blank — Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ADVANCED BIOENERGY, LLC
By:
	Name:	Richard R. Peterson
	Title:	Chief Executive Officer and President

DIRECTOR
By:
Name:

[Signature Page to ABE Indemnification Agreement]